UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

LIGHTYEAR NETWORK SOLUTIONS, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway

Louisville, Kentucky 40223

(Address of Principal Executive Offices)

502-244-6666

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2013, effective May 10, 2013, Lightyear Network Solutions, Inc. (the “Company”) and its wholly owned subsidiaries, Lightyear Network Solutions, LLC and SE Acquisitions, LLC (collectively, the “Subsidiaries”), entered into an Asset Purchase Agreement (the “APA”) with Birch Communications, Inc. (“Birch”) pursuant to which the Company will sell, and Birch will acquire, substantially all of the assets (the “Assets”) of the Company and the Subsidiaries. The base purchase price for the Assets under the APA is $22 million, and is subject to downward adjustment primarily depending on whether the Company meets certain pre-closing financial targets or on account of specified working capital adjustments as described in more detail in the APA.

The Company expects to use net proceeds from the transaction to fund repayment of the Company’s outstanding secured indebtedness, including but not limited to a promissory note outstanding to a Company director, in the original principal amount of $6.25 million (the “Settlement Note”), and other secured debt totaling approximately $3.14 million. At closing, $2.2 million of the purchase price will be placed into escrow to serve as security for payments in satisfaction of (a) any post-closing adjustments, or (b) the Company’s indemnification obligations under the APA. Any escrowed amounts remaining after any required payments will be released from escrow no later than December 15, 2013. Following payment of all other indebtedness and other liabilities of the Company, including severance and post-closing expenses, the Company expects to distribute the remaining proceeds, if any, to its common shareholders. The Company estimates transaction-related expenses to total approximately $500 thousand. The Settlement Note was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K dated November 4, 2011.

The proposed transaction is subject to Company shareholder approval, customary regulatory approvals, and other closing conditions.

Under the APA, the Company must pay Birch a termination fee of $500 thousand if the Company terminates the APA to enter into a “superior proposal” or “acquisition proposal” (as those terms are defined in the APA). Birch may terminate the APA at any time upon payment to the Company of a $500 thousand termination fee.

In connection with the APA, on May 13, 2013, effective May 10, 2013, the Company’s largest shareholder, LY Holdings, LLC (“LYH”), executed a Voting Agreement under which it agreed to vote its 10,000,000 shares of the Company’s common stock (approximately 45% of the outstanding shares) in favor of approval of the APA. Chris T. Sullivan and W. Brent Rice, Company directors, are members and managers of LYH, and Ronald Carmicle, a Company director, is a manager of LYH.

Also in connection with the APA, on May 10, 2013, the Company and LYH entered into an Amendment to the terms of a note receivable with a principal amount of $1,223,203.02 (the “Term Note”). The parties agreed that any distribution otherwise payable to LYH as a shareholder of the Company would be set off on a dollar for dollar basis against LYH’s obligations under the Term Note, including any principal then-owed and interest then accrued and payable. The maturity date for that portion of indebtedness under the Term Note to be set off against any distribution was amended to be the earlier of (i) the date LYH will be due a monetary distribution, if any, from the Company following the consummation of the transactions contemplated by the APA or (ii) November 4, 2016, the original maturity date under the Term Note. The original Term Note that was amended by the Amendment to Term Note was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 4, 2011.

The foregoing descriptions of the APA and the Term Note are qualified in their entirety by reference to the full text of the APA and the Term Note, copies of which are attached as Exhibits 2.1 and 10.4 hereto, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On May 9, 2013, the Company’s board of directors approved the dissolution and liquidation of the Company pursuant to a Plan of Dissolution (the “Plan of Dissolution”), subject to shareholder approval. The Company intends to call a special meeting of the shareholders to seek approval of the Plan of Dissolution and will file proxy materials with the Securities and Exchange Commission as soon as practicable. The Plan of Dissolution provides for dissolution and liquidation of the Company only upon consummation of the transactions contemplated by the APA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s entry into the APA, on May 13, 2013, the Company also entered into retention agreements with each of the named executive officers. Under the terms of the retention agreements, each of the named executive officers has agreed to remain employed in his current capacity for purposes of consummating the transactions contemplated by the APA (the “Closing”) and to complete the dissolution and winding up of the Company pursuant to the Plan of Dissolution.

Under the retention agreements, each named executive officer is entitled to a one-time payment equal to his current annual base salary upon either (i) his termination by the Company without cause or (ii) the consummation of the transactions contemplated by the APA and the subsequent winding up and dissolution of the Company. Each named executive officer is entitled to a one-time payment equal to one-half his current annual base salary upon his voluntary termination of employment with the Company or his death following the consummation of the transactions contemplated by the APA but before the winding up and dissolution of the Company. No named executive officer will be entitled to any payments under the retention agreements if any such officer (i) voluntarily terminates his employment with the Company or dies before consummation of the transactions contemplated by the APA or (ii) is terminated by the Company for cause.

The table below sets forth the criteria and amounts payable to each named executive officer under the retention agreements:

	Amount Payable Under Retention Agreement
Named Executive Officer (Title)	Remain until complete wind up and dissolution	Involuntary Termination without cause	Voluntary Termination or death after Closing	Voluntary Termination before Closing
Stephen M. Lochmueller, CEO	$240,000	$240,000	$120,000	$0
Randy Ammon, President, Interim CFO, COO	$180,000	$180,000	$90,000	$0
John J. Greive, VP Regulatory Affairs, General Counsel	$135,000	$135,000	$67,500	$0

The foregoing descriptions of the Retention Agreements are qualified in their entirety by reference to the full text of the Retention Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated as of May 10, 2013.
10.1	Retention Agreement with Stephen M. Lochmueller dated May 13, 2013.
10.2	Retention Agreement with Randy Ammon dated May 13, 2013.
10.3	Retention Agreement with John J. Greive dated May 13, 2013.
10.4	Amendment to Term Note dated as of May 10, 2013.

* The schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission (the “Commission”) upon request. A list of the omitted schedules is set forth in this exhibit beginning at page vii and is incorporated herein.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Assets by Birch Communications, Inc. In connection with the proposed acquisition, Lightyear Network Solutions, Inc. intends to file relevant materials with the Commission, including Lightyear Network Solutions, Inc.’s proxy statement on Schedule 14A. SHAREHOLDERS OF LIGHTYEAR NETWORK SOLUTIONS, INC. ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE Commission, INCLUDING LIGHTYEAR NETWORK SOLUTIONS, INC.’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the Commission’s web site, http://www.sec.gov, and Lightyear Network Solutions, Inc. shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Lightyear Network Solutions, Inc. Such documents are not currently available.

Participants in Solicitation

Lightyear Network Solutions, Inc. and its directors and executive officers (and entities controlled by them), may be deemed to be participants in the solicitation of proxies from the holders of Lightyear Network Solutions, Inc. common stock in respect of the proposed transaction. Information about the directors and executive officers of Lightyear Network Solutions, Inc. is set forth in Lightyear Network Solutions, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, which was filed with the Commission on April 1, 2013. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: May 14, 2013	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller Chief Executive Officer